                                 LOAN AGREEMENT


         This Loan Agreement ("Agreement") is made and entered into as of the 30th day of June, 1997, by and between Sterling Vision, Inc., a New York corporation (the "Borrower"), and STI Credit Corporation, a Nevada corporation (the "Lender").


                                    Recitals

         A. The Borrower and certain of its wholly-owned subsidiaries are the franchisors of retail optical stores that are operated by franchisees licensed by the Borrower or such wholly owned subsidiaries of the Borrower (each such franchisee being referred to herein as a "Franchisee").

         B. The Borrower is the owner and holder of certain negotiable promissory notes (collectively, the "Franchisee Notes"), together with certain instruments, chattel paper and other contracts and documents executed in connection therewith and generally described in Schedule 1 attached hereto (such instruments, chattel paper and other contracts and documents being collectively referred to herein as the "Franchisee Documents"; those Franchisee Notes listed on Schedule 1A are collectively referred to herein as the "Initial Notes" and those Franchisee Notes listed in Schedule 1B are collectively referred to herein as the "Excess Notes").

         C. Each Franchisee Note represents and evidences obligations of a Franchisee to the Borrower that arose out of their franchise relationship.

         D. The Borrower has requested that the Lender provide, and the Lender has agreed to provide, a credit facility for the Borrower on the terms and subject to the conditions set forth in this Agreement.


                               I. Credit Facility

         1.1 Amount of Credit Facility. Subject to the terms and conditions set forth in this Agreement, the Lender shall make available to the Borrower a credit facility (the "Credit Facility") in an aggregate amount up to, but not in excess of, twenty million dollars ($20,000,000.00). The funds to be disbursed by Lender to the Borrower pursuant to this Agreement shall be disbursed, from time to time, in one or more advances (each such advance being referred to herein as an "Advance").

         1.2 Initial Advance. (a) An initial Advance (the "Initial Advance") in the amount of ten million dollars ($10,000,000.00) shall be made at the Closing (as that term is hereinafter defined), as follows: nine million dollars

($9,000,000.00) shall be wire transferred to one or more bank accounts designated by the Borrower at the Closing; and the balance (the "Additional Funds") shall be held by the Lender, with an account maintained in the Lender's books and records reflecting the Borrower's rights and interests therein, and shall bear interest at a rate equal to the greater of: (i) the Federal Reserve discount rate, as such rate may change from time to time; and (ii) six percent (6%) per annum. The Initial Advance shall be repaid in sixty (60) monthly installments of principal and interest, each in the amount of one hundred sixty-eight thousand, eight hundred two dollars and fifty-five cents ($168,802.55), commencing one (1) month after the date of the Initial Advance, and a final payment (the "Balloon Payment") equal to the sum of (i) the entire remaining principal balance; (ii) all accrued and unpaid interest thereon; and
(iii) all other amounts payable with respect thereto, payable at the expiration of the sixty-first (61st) month.

         (b) The Additional Funds, together with all interest earned thereon, shall be disbursed by the Lender to the Borrower promptly after the satisfaction of the following conditions: (i) the Collateral Ratio (as that term is hereinafter defined) is, at the time, 1.2 to 1.0 or greater; and (ii) no Event of Default, or event that, with notice or the passage of time or both, would be an Event of Default hreunder, has occurred and is then continuing.

         1.3 Additional Advances. The Lender may from time to time make additional Advances (each such additional Advance being referred to herein as an "Additional Advance") in accordance with the provisions of this Agreement. All Additional Advances shall be at the sole discretion of the Lender; and the Lender shall have no obligation to make any Additional Advances. Each Additional Advance shall be repaid in sixty (60) equal monthly installments of principal and interest commencing one (1) month after the date of such Additional Advance, each in an amount necessary to amortize sixty-five percent (65%) of such Additional Advance in said sixty (60) monthly installments, with a final Balloon Payment payable at the expiration of the sixty-first (61st) month.

         1.4 Notes. Each Advance and the Borrower's obligation to repay the funds advanced pursuant thereto shall be evidenced by a promissory note in substantially the form of Exhibit A attached hereto (each such promissory note being referred to herein as a "Note" and, collectively, as the "Notes"). Each Note shall (i) be dated as of the date of the Advance; (ii) be in the principal amount of the Advance; (iii) bear interest in accordance with Section 1.5; (iv) be payable to the order of the Lender; and (v) be payable in accordance with the terms of this Agreement and the form of a Note attached hereto.

         1.5 Interest. Interest shall be payable on the Initial Advance at the rate of ten and one-quarter percent (10.25%) per annum. Unless otherwise agreed to by the parties hereto, interest on Additional Advances shall be payable at one and three quarters percent (1.75%) above the prime-rate of interest charged, as of the date of any Additional Advance, by Chase Manhattan Bank.


         1.6 Prepayment. Advances may be prepaid in whole or in part, at any time, without penalty or premium.

         1.7 Facility Fee. The Borrower shall pay the Lender a facility fee equal to two percent (2%) of each Advance. The Lender acknowledges receipt of fifty thousand dollars ($50,000.00) of the facility fee payable with respect to the Initial Advance; the balance of the facility fee (for the Initial Advance) being payable at Closing.

         1.8 Collateral. (a) To secure the prompt payment and performance of any and all indebtedness, liabilities and obligations of the Borrower to the Lender of every kind, character and description, whether now existing or hereafter incurred, including any and all renewals, modifications and extensions thereof (collectively, the "Obligations"), including without limitation all obligations of the Borrower under this Agreement and the Notes, the Borrower hereby grants to the Lender a first priority, continuing security interest in (i) all of the Franchisee Notes, including all extensions, renewals and substitutions thereof, and all monies now or hereafter payable thereunder;
(ii) all of the Franchisee Documents and all monies now or hereafter payable thereunder; (iii) all rights of the Borrower of every kind, character and description with respect to the Franchisee Notes and the Franchisee Documents, including all of the collateral now or hereafter securing each Franchisee Note and the Franchisee Documents applicable thereto; (iv) subject to the provisions of Section 2.12 hereof, continuing royalty fees payable to the Borrower by the Franchisees obligated under the Franchisee Notes pursuant to each of their respective franchise agreements with the Borrower; and (v) all proceeds of all the foregoing (collectively, the "Collateral").

         (b) Notwithstanding the provisions of Subsection 1.8(a) above, the Lender acknowledges that the Borrower's security interest in the assets of one of the Franchisee/makers is subject to a senior lien in favor of Cayuga Savings Bank; and the Borrower hereby undertakes and agrees to cause to be satisfied and discharges, of record, said lien, in full, within twenty (20) days after the date hereof. In addition to the foregoing, and notwithstanding the provisions of Subsection 1.8(a) above, the Lender acknowledges that the Borrowers's security interest in the assets of Store Nos. 839 (Borgen), 851 (Bennigan), 860 (Grandpre), 863 (Wellman), 864 (Jansante), 877 (Gordon) and 889 (Bradfish) may be subject to prior liens of record; and, in such event, the Borrower agrees to use reasonable, good faith efforts, from and after the Closing, to require the Franchisee of each such Store, to the extent he/she/it is required to do so, to remove of record any such senior lien.

         1.9 Collateral Ratio. Within twelve (12) months from the date of Closing, the Borrower will cause the ratio of (i) the net present value (calculated using a discount rate of 10.25%) of all remaining payments due under the Franchisee Notes then held by the Lender as collateral pursuant to this Agreement, but excluding any Franchisee Notes with payments delinquent by ninety (90) days or more or that are otherwise in default; to (ii) the outstanding balance of all Advances, including the outstanding principal balance, all accrued and unpaid interest thereon and all other amounts payable with respect thereto (such ratio being referred to herein as the "Collateral Ratio") to be 1.2 to 1.0 or greater. If the Collateral Ratio is less than 1.2 to 1.0 on such date, the Borrower shall either provide additional collateral acceptable to the Lender or make a partial prepayment of the Notes, which will be applied to the Balloon Payment, so as to cause the Collateral Ratio to satisfy the requirements of this Section.


                              II. Franchisee Notes

         2.1 Collection of Franchisee Notes. The Lender, at its sole cost and expense, shall use commercially reasonable, good-faith efforts in attempting to collect all payments presently due and/or that become due under the Franchisee Notes, using its ordinary and customary collection practices and procedures; provided, the Lender shall have no obligation to commence litigation, repossess or foreclose on any collateral or take any other legal action to collect any of the Franchisee Notes. The Borrower acknowledges that the Lender cannot and does not guaranty the collectability of any of the Franchisee Notes; and the Lender acknowledges that the Borrower cannot and does not guaranty the collectability of the Franchisee Notes. The Lender shall have no liability, obligation or responsibility of any kind whatsoever with respect to the Franchisee Notes except as set forth in this Agreement. In the event the Borrower receives any payments on account of any of the Franchisee Notes after the date of this Agreement, it shall hold such payments in trust for the Lender and promptly deliver all such payments to the Lender, together with any necessary indorsements thereof.

         2.2 Reporting. Within five (5) days after the expiration of each two
(2) week period prior to the Borrower's repayment, in full, of the Notes, the Lender shall provide to the Borrower a written report concerning the status of each Franchisee Note, containing such information and in such form as the Lender customarily prepares for its own use and/or as the Borrower may reasonably request.

         2.3 Payments on Financed Notes. All payments collected by the Lender on account of the Initial Notes and/or Excess Notes previously financed by the Lender pursuant to the provisions of Section 2.5 hereof (all such Initial Notes and Excess Notes are referred to herein collectively as the "Financed Notes"), shall be promptly applied by the Lender to the Borrower's monthly payment obligations on the Notes; and once the payments collected by the Lender in any month on account of the Financed Notes exceed the Borrower's next, ensuing monthly payment obligation to the Lender, the excess collections shall be promptly applied by the Lender to the Balloon Payment (or, once the Balloon Payment has been satisfied in full, to the regular installments of principal and interest to become due under the Notes in the inverse order of maturity) as a partial prepayment thereof. In the event the payments collected by the Lender in any month on account of the Financed Notes are less than the Borrower's next, ensuing monthly payment obligation to the Lender, the Borrower shall be responsible for payment of the deficiency amount.

         2.4 Payments on Excess Franchisee Notes. All payments collected by the Lender on account of any of the Excess Notes, other than Excess Notes financed by the Lender pursuant to Section 2.5 hereof, shall be promptly applied by the Lender to the Balloon Payment (or, once the Balloon Payment has been satisfied in full, to the regular installments of principal and interest to become due under the Notes, in the inverse order of maturity) as a partial prepayment thereof; provided, however, that if the Collateral Ratio is 1.2 to 1.0 or greater at the time of such collection, and provided no Event of Default (as that term is hereinafter defined) has occurred and is then continuing, the Lender shall, from time to time, promptly remit such amounts to the Borrower after its receipt thereof.

         2.5 Excess Notes. If the Lender receives three (3) consecutive monthly installments of principal and interest under any of the Excess Notes (other than previously Financed Notes), in the full amount required by the terms of such Excess Note, the Lender shall promptly thereafter give written notice thereof to the Borrower. Such notice shall also include (i) the net present value (calculated using a discount rate of 10.25%) of all remaining payments then due under the Franchisee Notes then held by the Lender as Collateral pursuant to this Agreement, but excluding the Excess Note with respect to which the notice is given and any other Franchisee Notes with payments then delinquent by ninety (90) days or more (collectively the "Delinquent Notes"); and (ii) the then outstanding balance of all Advances, including the outstanding principal balance, all accrued and unpaid interest then due thereon and all other amounts then payable with respect thereto. If the aggregate net present value of all Franchisee Notes (other than the Delinquent Notes and the Excess Notes which are the subject of such notice) is one hundred twenty percent (120%) or more of the then outstanding balance of the Advances, then within ten (10) days after such notice, the Lender shall either

(A) return the Excess Note(s) (which is (are) subject of such notice) to the Borrower, whereupon such Excess Note(s) shall no longer be included within the definition of the Collateral and/or the Franchisee Notes pledged to the Lender hereunder; or (B) make an Additional Advance to the Borrower, which Additional Advance shall: (i) be in an amount equal to ninety (90%) percent of the net present value of such Excess Note calculated using a discount rate of 10.25% (or such other discount rate as may be equal to the interest rate to be charged for such Additional Advances pursuant to the provisions of Section 1.5 hereof);
(ii) be repaid, together with interest thereon, computed at the rate of 10.25% per annum (or such other interest rate as may be calculated in accordance with the provisions of Section 1.5 hereof); (iii) be repaid in equal, consecutive monthly installments of principal and interest so as to amortize sixty-five (65%) percent of the original, principal amount thereof over a term of sixty
(60) months, commencing one (1) month after the date of said Additional Advance; and (iv) require a balloon payment of all then outstanding principal and interest as of the expiration of the sixty-first (61st) month of the term thereof; provided, however, that in the event the Borrower does not wish to finance such Excess Note(s), the Lender shall promptly thereafter return such Excess Note(s) to the Borrower, whereupon such Excess Note(s) shall no longer be included within the definition of the Collateral.

         2.6 Substitution of Franchisee Notes. The Borrower shall have the right to replace any Franchisee Note held by the Lender as Collateral under this Agreement with one or more substitute Franchisee Notes (and the Franchisee Documents related thereto) then having an equal or greater net present value than the Franchisee Note being replaced and otherwise acceptable to the Lender, which acceptance shall not be unreasonably withheld and/or delayed.

         2.7 Defaulted Franchisee Notes. (a) If a default shall occur under any of the Financed Notes (i.e., payments are delinquent by ninety (90) days or more or otherwise in default), the Lender shall give prompt, written notice thereof simultaneously to the Franchisee obligated thereunder and the Borrower. Within twenty (20) days after the Borrower's receipt of any such notice, the Borrower shall, at its option, either: (i) replace the defaulted Franchisee Note with one or more then current substitute promissory notes of one or more creditworthy franchisees (reasonably acceptable to the Lender) then having an equal or greater net present value (using a discount rate equal to the discount rate utilized in determining the amount of the Initial Advance or Additional Advance therefore, as the case may be) than the Franchisee Note being replaced; or (ii) pay all accrued and unpaid interest then due on such defaulted Franchisee Note and, commencing thirty (30) days thereafter, pay to the Lender all regular monthly installments thereafter becoming due under such Franchisee Note, all of which payments shall be applied by the Lender in accordance with the provisions of Section 2.3 hereof; provided, however, that this option (ii) shall be available, at any given time, for only up to three (3) defaulted Financed Notes.

         (b) With respect to the provisions of clause (ii) of Subsection 2.7(a) above, it is understood that in the event the Borrower does not so replace said defaulted Franchisee Note and a new, creditworthy Franchisee (reasonably acceptable to the Lender) does not assume the obligations under said defaulted Franchisee Note (in connection with its purchase of the assets of, and a franchise for, the retail optical store for which said defaulted Franchisee Note was originally issued) within a maximum period of eighty (80) days after the Borrower's receipt of the notice referred to in the first sentence of Subsection 2.7(a) hereof, the Borrower, at its option, shall be required, within ten (10) days after the expiration of said eighty (80) day period, to either: (i) replace said defaulted Franchisee Note with one or more then current, substitute franchisee notes of one or more creditworthy franchisees reasonably acceptable to the Lender then having an equal or greater present value than the Franchisee Note being so replaced; or (ii) pay to the Lender the full amount then due under such defaulted Franchisee Note, which amount shall promptly be applied by the Lender in prepayment of the amounts then due with respect to the Initial Advance and/or any Additional Advance; or (iii) with the consent of the Lender, which consent shall not be unreasonably withheld and/or delayed, continue to pay to the Lender all regular monthly installments thereafter becoming due under such defaulted Franchisee Note; provided, however, that this option (iii) shall be available, at any given time, for only up to three (3) defaulted, Financed, Franchisee Notes.

         2.8 Reacquisition of Assets. After the occurrence or during the continuance of an Event of Default hereunder, the Borrower shall not reacquire the assets of any retail optical store (for which a Franchisee Note is then pledged to the Lender as Collateral hereunder) without the prior, written consent of the Lender, which consent shall not be unreasonably withheld and/or delayed.

         2.9 Notices of Default/Termination. A copy of all notices of default and notices of termination given by the Borrower to the maker (Franchisee) of any Franchisee Notes then pledged to the Lender hereunder, shall be simultaneously forwarded by the Borrower to the Lender.

         2.10 Additional Notes. The Borrower shall not sell, assign or encumber, in any manner whatsoever, the promissory notes of Franchisees payable to the Borrower (and/or any of its wholly-owned subsidiaries) which it hereafter acquires, up to an aggregate, original principal amount of one million dollars ($1,000,000.00); provided, however, that the foregoing shall not be deemed to prohibit and/or otherwise restrict the Borrower from pledging and delivering to the Lender any such additional notes (as required or permitted hereunder) as Collateral hereunder. If an Event of Default occurs hereunder, the Borrower shall grant to the Lender a security interest, and promptly deliver to the Lender all original instruments and documents related thereto (with all necessary indorsements), to further secure the obligations of the Borrower under this Agreement. Payments collected by the Lender on account of such additional promissory notes shall be applied to the Balloon Payment, as a full or partial prepayment thereof (or, once the Balloon Payment has been satisfied in full, to the regular installments of principal and interest to become due under the Notes, in the inverse order of maturity).

         2.11 Right of First Refusal. In the event the Borrower shall receive an offer from a third-party to provide financing to the Borrower secured by those of its franchisee promissory notes not then pledged to the Lender hereunder, the Borrower shall deliver to the Lender a copy of said offer and, in said event, the Lender shall have the right and option (to be exercised by written notice given to the Borrower within a maximum period of twenty (20) days after Lender's receipt of a true and correct copy of said third-party offer) to elect to provide such financing to the Borrower on substantially the same terms and conditions as contained in said third-party offer.


         2.12 Subordination. Upon the occurrence and during the continuance of an Event of Default hereunder, the Borrower shall subordinate to the prior payment, in full, of each of the regular monthly installments of principal and interest then due (without acceleration) under the Notes, its right to receive, on a monthly basis, an aggregate of so much of the continuing royalty fees thereafter becoming payable by the Franchisees/makers of the Franchisee Notes (then held by the Lender) pursuant to their respective franchise agreements with the Borrower, as may, from time to time, then be necessary to satisfy, in full, each such regular monthly installment of principal and interest then payable under the Notes (without acceleration), said amount being hereinafter defined as the "Deficiency Amount". The Lender may, at its option, following the occurrence and during the continuance of an Event of Default hereunder, notify any or all such Franchisees to make all future payments of continuing royalty fees directly to the Lender, it being understood that if and to the extent the Lender shall receive (from one or more of such Franchisees) continuing royalty fees which are in excess of the Deficiency Amount then due the Lender, the Lender shall promptly, upon its receipt of any such excess royalty fees, remit the same to the Borrower. With respect to the foregoing, it is understood that any continuing royalty fees received by the Borrower from any such Franchisee following the occurrence and during the continuance of an Event of Default hereunder, up to the Deficiency Amount then payable to the Lender, shall be held, in trust, for the benefit of the Lender, and promptly paid by the Borrower to the Lender, which shall apply the same to the payment of the Deficiency Amount then due the Lender.

         2.13 Modification of Certain Franchisee Notes. Within twenty (20) days from the date of this Agreement, the Borrower shall use its best, good faith efforts to cause those Franchisee Notes identified in Schedule 1A with an asterisk (*) beside it to be modified to extend the present maturities thereof and to permit the amounts presently outstanding thereunder to be paid during such extended period. The terms of all documentation related to such modification shall be subject to approval by the Lender, which approval shall not be unreasonably withheld.


                           III. Conditions Precedent

         The obligation of the Lender to advance funds pursuant to this Agreement is subject to the following conditions precedent (each of which may be waived, in whole or in part, by the Lender, in its sole and absolute discretion) which shall apply to each Advance:

         (a) No Material Adverse Change. No material adverse change shall have occurred in the business and/or financial condition of the Borrower and its subsidiaries, taken as a whole, or in the Collateral, as of the date of the Advance.


         (b) Accuracy; No Default. All representations and warranties made by the Borrower to the Lender in this Agreement and in all other documents and instruments delivered by the Borrower in connection with this Agreement shall be true and correct in all material respects, as of the date of the Advance. As of the date of each Advance, no condition or event shall exist which would constitute an Event of Default hereunder, or which, with notice or the passage of time or both, would constitute an Event of Default hereunder.

         (c) Facility Fee. The Lender shall have received the facility fee required by Section 1.7 hereof.

         (d) Closing Documents. The Lender shall have received on or before the date of each Advance all of the following, each dated (unless otherwise indicated) as of the date of such Advance, in form and substance reasonably satisfactory to the Lender:

                  (i) Note. A Note in the form of Exhibit A attached hereto, completed in accordance with Section 1.4 and duly executed by the Borrower;

                  (ii) Lien Searches. The results of lien searches showing all financing statements and other documents or instruments on file against the Borrower in such jurisdictions as the Lender may specify, such searches to be as of a current date;

                  (iii) Certificate of Incorporation. A copy of the Borrower's Certificate of Incorporation, certified by the Secretary of State of the State of New York, dated as of a current date;

                  (iv) Good Standing Certificate. A certificate of good standing of the Secretary of State of the State of New York as to the existence and good standing of the Borrower, dated as of a current date;

                  (v) Resolutions. Resolution of the Borrower's board of directors, certified by the Secretary of the Borrower, authorizing the execution and delivery of this Agreement by the Borrower and the performance by the Borrower of all the transactions contemplated hereby;

                  (vi) Incumbency Certificate. A certificate of incumbency, certified by the Secretary of the Borrower, certifying the names of the officers of the Borrower authorized to execute this Agreement and the Notes on behalf of the Borrower, together with specimen signatures of each such officer;

                  (vii) Franchisee Notes. All the original Franchisee Notes, duly indorsed in favor of the Lender, and the original copy (or a copy thereof, certified as true and correct by the Borrower) of all

         Franchisee Documents related thereto and as generally described in
         Schedule 1 hereto;

                  (viii) UCC Financing Statements. Such Uniform Commercial Code financing statements, executed by the Borrower and covering the Collateral, as the Lender may specify;

                  (ix) UCC Assignments. Such Uniform Commercial Code assignments of the Borrower's security interests in the collateral securing the Franchisee Notes, executed by the Borrower, as the Lender may reasonably require;

                  (x) Chase Manhattan Bank. The consent of Chase Manhattan Bank to the transactions described and contemplated in this Agreement and, at the option of the Lender, either a complete release of the security interest of Chase Manhattan Bank (as the successor by merger of Chemical Bank) in the Collateral or an assignment of such security interest to the Lender;

                  (xi) Opinion of Counsel. An opinion of counsel from the Borrower's in-house general counsel in the form set forth in Exhibit B attached hereto;

                  (xii) Closing Certificate. A certificate of the Chief Executive Officer of the Borrower as to the accuracy of the matters described in paragraphs (a) and (b) of this Section; and

                  (xiii) Additional Documentation. Such additional approvals, certificates, opinions or documents as the Lender or its legal counsel may reasonably require.


                                  IV. Closing

         4.1 Closing. The closing shall take place on June 30, 1997, at the offices of the Borrower in East Meadow, New York, at which time all matters required by this Agreement to occur with respect to the Initial Advance shall take place(the "Closing"). The closing of each Additional Advance shall also take place at the offices of the Borrower in East Meadow, New York, at such times as the parties may agree, at which time or times all matters required by this Agreement to occur with respect to such Additional Advance shall take place.


                V. The Borrower's Representations and Warranties

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:


         5.1 Corporate Existence. The Borrower (a) is a corporation duly organized and existing in good standing under the laws of the State of New York; (b) has all requisite power and authority to own its properties and carry on its business as now being or as proposed to be conducted; (c) is qualified to conduct business in all jurisdictions in which the nature of its business or the location of its assets makes such qualification necessary except where the failure to so qualify would, in all likelihood, reasonably be anticipated to have a material adverse effect on the business and/or financial condition (a "MAC Effect") of the Borrower and its subsidiaries, taken as a whole (collectively, the "Company"); and (d) has the requisite power and authority to execute and deliver this Agreement and perform all its obligations hereunder and under each document and instrument executed and delivered by it pursuant hereto.

         5.2 Financial Statements. The Borrower has delivered to the Lender a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as well as its Quarterly Report on Form 10-Q, for the three month period ended March 31, 1997, (collectively, the "Financial Statements"). Such Financial Statements were true and correct, in all material respects, as of the respective dates thereof, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly and accurately presented the financial condition of the Company as of the respective dates thereof and the results of operations for the respective periods indicated therein. Except as set forth in said Financial Statements, the Company had no material contingent liabilities or liabilities for taxes as of the respective dates thereof. Since March 31, 1997, there has been no material adverse change in the business and/or financial condition of the Company.

         5.3 Corporate Action; No Breach. The execution and delivery of this Agreement by the Borrower and the performance by the Borrower of its obligations hereunder have been duly authorized by all requisite action on the part of the Borrower and do not and will not: (a) violate or conflict with any provision of the Borrower's Certificate of Incorporation or bylaws; (b) except with respect to the Company's Credit Agreement with Chase Manhattan Bank, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien (except in favor of the Lender) upon any of the revenues or assets of the Borrower, pursuant to the provisions of any instrument, document or agreement to which the Borrower is a party or by which any of its property is bound; or (c) to the best of the Borrower's knowledge, violate any law, rule or regulation or any order, writ, injunction or decree of any court, governmental authority or arbitrator.

         5.4 Operation of Business. The Company possesses all licenses, permits, franchises, patents, copyrights, trademarks and tradenames, or rights thereto, which are material to the conduct of its business as now conducted and as presently proposed to be conducted; and, to its knowledge, the Borrower is not in violation of any valid rights of other persons with respect to any of the foregoing. To the best of the Borrower's knowledge, the Company is in compliance, in all material respects, with all laws, rules, regulations, orders and decrees applicable to the Borrower and its business and properties.

         5.5 Approvals. No authorization, approval or consent of (other than the consent of Chase Manhattan Bank), and no filing (other than the filing of Form UCC-1 financing statements (by the Borrower in favor of the Lender) and Form UCC-3 financing statement changes, with respect to the Franchisee Documents) or registration with, any court, governmental authority or third party is or will be required in connection with the execution, delivery or, to the best of the Borrower's knowledge, the performance of this Agreement by the Borrower or the validity or enforceability hereof.

         5.6 Litigation and Judgments. There is no action, suit or proceeding before any court, governmental authority or arbitrator pending or, to the knowledge of the Borrower, threatened against or affecting the business, condition (financial or otherwise), operations, prospects or properties of the Company except for those which, in the aggregate, are not reasonably anticipated to result in a MAC Effect, or the ability of the Company to perform its obligations under this Agreement. There are no outstanding judgments against the Borrower except those which, in the aggregate, are not reasonably anticipated to result in a MAC Effect.

         5.7 Rights in Properties. The Company has good and indefeasible title to, or valid leasehold interests in, its properties and assets, real and personal, including the properties, assets and leasehold interests of the Company reflected in the Financial Statements described in Section 5.2, but excepting those which, in the aggregate, are not reasonably anticipated to result in a MAC Effect.

         5.8 Enforceability. This Agreement and the other documents executed by the Borrower in connection herewith constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by principles of equity.

         5.9 Name; Principal Place of Business. The principal place of business of the Borrower and the place where the Borrower keeps its books and records is located at the address of the Borrower set forth on the signature page of this Agreement. The Borrower has not conducted business in any jurisdiction under any name other than its actual name set forth on the signature page of this Agreement and/or the name of one or more of its wholly-owned subsidiaries, all of which are set forth in Exhibit C attached hereto.

         5.10 Agreements. The Company is not in default, in any material respect, in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement or instrument, material to its business, to which it is a party.

         5.11 Disclosure. No statement, information, report, representation or warranty made by the Borrower to the Lender in this Agreement or furnished to the Lender in writing in connection with this Agreement or the transactions contemplated herein contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading. The Borrower knows of no fact which has, or might in the future have, a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Borrower or the Collateral that has not been disclosed in writing to the Lender.

         5.12 Taxes. The Company has filed all tax returns (federal, state and local) required to be filed, including all incomes, franchise, employment, property and sales taxes, and has paid all of its liabilities for taxes, assessments, governmental charges and other levies that are now due and payable, except if and to the extent the failure to file any such return and/or pay any such tax would not reasonably be anticipated to result in a MAC Effect; and the Borrower knows of no pending investigation of the Company by any taxing authority or of any pending but unassessed tax liability of the Company.

         5.13 ERISA. The Company is in compliance, in all material respects, with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither a reportable event (as defined in Section 4043 of ERISA) nor a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended) has occurred and is continuing with respect to any employee benefit or other plan that is subject to Title IV of ERISA. The Company has met its minimum funding requirements under ERISA with respect to all such plans and the present value of all vested benefits under each such plan does not exceed the fair market value of each such plan's assets allocable to such benefits, as determined on the most recent valuations date of such plans and in accordance with ERISA. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation under ERISA.

         5.14 Environmental Matters. To the best of its knowledge, the Company is not subject to any liability or obligation for remedial action under any environmental law, rule, regulation or decree. The Company has received no notice of any investigation or inquiry by any governmental authority of the Company or any of its properties pertaining to any toxic or hazardous waste or substance and, to the best of the Borrower's knowledge, no such investigation or inquiry is pending or threatened. To the best of the Borrower's knowledge, no toxic or hazardous wastes or substances are located on or under any of the properties of the Company. To the best of the Borrower's knowledge, the Company has not caused or knowingly permitted any toxic or hazardous waste or substance to be disposed of on or under or released from any of its properties, except in compliance with applicable law.

         5.15 Statements by the Lender. The Lender has made no representations or statements of material fact to the Company in connection with the obligations of the Borrower hereunder or in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions herein contemplated, except as expressly set forth herein.

         5.16 No Default. No Event or Default has occurred and is continuing hereunder and no event which, with notice or the passage of time or both, would constitute an Event of Default hereunder, has occurred and is continuing.

         5.17 Collateral. The Borrower owns all of the Franchisee Notes and all the other Collateral free and clear of any liens, encumbrances, claims or interests of any kind whatsoever, except for the security interest of Chase Manhattan Bank, the successor by merger to Chemical Bank (to be released at the Closing) and the security interest of the Lender created by this Agreement. Each of the Franchisee Notes is genuine and in all respects what it purports to be; has been, to the best of the Borrower's knowledge, duly executed by all the parties whose signatures purport to appear thereon; and is a valid and binding obligation of each such party, fully enforceable in accordance with its written terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by principles of equity. To the best of the Borrower's knowledge, none of the Franchisee Notes are subject to any defenses, offsets, counterclaims or adjustments of any kind. No event of default present exists under any of the Initial Notes. The amount due as of the date of this Agreement under each of the Franchisee Notes and the date of the next scheduled payment due under each Franchisee Note is accurately set forth in Schedule 1 to this Agreement. The Borrower has received no prepayments (payments due more than thirty (30) days after the date of such payment) of any amounts due under any of the Franchisee Notes except as disclosed in Schedule 1. All of the Franchisee Notes and the Franchisee Documents will, on or before the Closing, be delivered to the Lender and will set forth all the terms and provisions thereof; and there are no agreements or understandings of any kind between the Borrower and the obligors under the Franchisee Notes regarding the Franchisee Notes except as set forth in those instruments and documents.

                          VI. The Borrower's Covenants

         Until payment in full of all amounts due under this Agreement and the Notes, including any and all extensions thereof, and all other obligations of the Borrower to the Lender hereunder, the Borrower agrees that it will perform and observe all of the following covenants, unless the Lender otherwise consents in writing:


         6.1 Payment and Performance. The Borrower shall duly and punctually pay all principal and interest due under the Notes in accordance with the terms thereof and perform all its other obligations under this Agreement.

         6.2 Financial and Other Information. The Borrower shall deliver to the
Lender: (i) within ten (10) days after the filing thereof with the U. S. Securities and Exchange Commission ("SEC"), any Form 8-K filed by it with the SEC; and (ii) within forty-five (45) days after each quarterly period and within ninety (90) days after the expiration of each calendar year, a copy of the Company's consolidated financial statements, together with such other information describing and pertaining to the financial condition, business and properties of the Company as the Lender shall, from time to time, reasonably request.

         6.3 Books and Records. The Company shall maintain proper books and records of account in which full, true and correct entries shall be made, consistent with sound accounting practices, of all dealings and transactions in relation to the Company's business and activities.

         6.4 Conduct of Business. The Company shall conduct its business, as presently conducted, with good business practices and in accordance, in all material respects, with all laws and regulations and all orders and decrees of any court, governmental authority or arbitrator applicable to the Company or its property. The Company shall comply, in all material respects, with all agreements and instruments binding on it or its properties or business except if and to the extent the failure to do so would not reasonably be anticipated to result in a MAC Effect. The Company shall not change the general character of its business as conducted on the date of this Agreement or engage in any type of business not reasonably related to its business as normally conducted; provided, however, that the foregoing shall not prohibit the Borrower from causing to be sold substantially all of the assets and/or capital stock of the Borrower's subsidiary, Insight Laser Centers, Inc.

         6.5 Disposition of Assets. The Company shall not transfer, sell, lease, convey or otherwise dispose of any of its properties or assets necessary for use in connection with or incidental to the operation of its business, except in the ordinary course of its business; provided, however, that the foregoing, shall not be deemed to prohibit or otherwise restrict the Company from encumbering any such assets in the ordinary course of its business and/or from selling the assets of its subsidiary, Insight Laser Centers, Inc.

         6.6 Maintenance of Existence. The Borrower shall preserve and maintain its corporate existence and those leases, privileges, franchises, licenses, permits, qualifications and rights that are necessary in the ordinary conduct of its business, except to the extent that the failure to do so would not reasonably be anticipated to result in a MAC Effect.


         6.7 Use of Proceeds. The Borrower shall use the funds advances by the Lender pursuant to this Agreement only for lawful business purposes.

         6.8 ERISA. The Company shall comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable to the Company, so as not to give rise to any liability thereunder.

         6.9 Collateral. The Company shall not create or permit any lien or encumbrance of any kind whatsoever on the Collateral, except for the security interest of the Lender granted pursuant to this Agreement. The Company shall not release any Franchisee or any other person obligated under any of the Franchisee Notes, permit any of the Franchisee Notes to be amended or modified in any way or waive or consent to departure from any of the terms of the Franchisee Notes.

         6.10 Compliance with Laws. Neither the Company nor any person acting on its behalf (and pursuant to its authorization and/or instructions) shall take any action which might cause this Agreement or the transactions contemplated hereby to violate any laws, regulations or rules applicable to the Company, its business or its properties, and the Company will take all actions necessary to cause compliance with all laws, regulations and rules applicable to the Company, its business and its properties, except if and to the extent the failure to do so would not reasonably be anticipated to result in a MAC Effect.

         6.11 Corporate Changes. The Borrower shall not (i) dissolve or liquidate; (ii) become a party to a merger or consolidation unless it is the surviving entity; (iii) change its name, identity or corporate structure in any manner that might make any financing statements filed in connection with this Agreement misleading; or (iv) change its principal place of business or the place where it keeps its books and records unless it shall have given the Lender thirty (30) days prior written notice thereof.

         6.12 Inspection Rights. The Borrower, on reasonable, advance written notice from the Lender, shall permit representatives of the Lender to examine and make copies of the books and records of, and visit and inspect the properties of, the Borrower at any reasonable time and from time to time, and to discuss the business, operations and financial condition of the Borrower with its officers and employees and with its independent certified public accountants.

         6.13 Taxes. The Company shall pay or discharge at or before maturity or before becoming delinquent, all taxes, levies, assessments and other governmental charges imposed on it or its business operations, including, without limiting the scope of this provision, income, franchise, sales, use, real and personal property and employment taxes, unless: (i) the failure to do so would not reasonably be anticipated to result in a MAC Effect; or (ii) the amount or validity thereof is being contested in good faith by proper proceedings being diligently pursued; (iii) adequate reserves therefor have been established; and (iv) such proceedings do not subject the Lender to any penalty or liability or involve any material risk of the sale, forfeiture or loss of any material portion of the Collateral.

         6.14 Transactions with Affiliates. The Borrower shall not enter into any transaction with any affiliate of the Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's business and upon fair and reasonable terms.

         6.15 Notices. The Borrower shall promptly notify the Lender of (i) the commencement of any action, suit or proceeding against the Company that might have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Borrower or the Collateral, taken as a whole,; and (ii) any change in the senior management of the Borrower.

         6.16 Financial Matters. The Borrower shall maintain a positive annual net income (after taxes), calculated in accordance with generally accepted accounting principles applied on a consistent basis, as reflected in the Borrower's audited annual financial statements. In addition, the Borrower shall maintain working capital (current assets less current liabilities) of not less than two million dollars ($2,000,000.00) and shareholders' equity (capital stock, additional paid-in capital and retained earnings) of not less than twenty-six million ($26,000,000.00), calculated in accordance with generally accepted accounting principles applied on a consistent basis. From and after June 30, 1998, the Borrower shall maintain a Collateral Ratio of not less than 1.2 to 1.0.

         6.17 Further Assurances. The Borrower shall take such additional actions and execute and deliver such further instruments as may be reasonably requested by the Lender, from time to time, to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and to preserve and perfect the liens and security interests of the Lender in the Collateral.
                                  VII. Default

         7.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any amount due under the terms of any of the Notes or this Agreement within ten (10) days after its receipt of written demand therefor;

         (b) The Borrower shall fail to perform, observe or comply with any of the covenants, agreements or obligations of the Borrower contained in this Agreement or any of the documents or instruments executed by the Borrower and delivered to the Lender in connection herewith, and such failure shall remain uncured for a period in excess of thirty (30) days after the Borrower's receipt of notice thereof; however, if such default is of a nature whereby it cannot be cured within said thirty (30) day period, it shall not constitute an Event of Default hereunder provided the Borrower commences to cure such default within said thirty (30) day period and thereafter diligently pursues the same to completion, and further provided that, in any event, such default is cured no later than one hundred twenty (120) days after the Borrower's receipt of such notice.

         (c) Any representation or warranty made by the Borrower in this Agreement or any of the documents delivered to the Lender pursuant to this Agreement shall prove to be untrue, misleading or inaccurate in any material respect;

         (d) The Borrower shall default in its obligations to the Lender under any other agreement to which the Borrower and the Lender are parties;

         (e) The Borrower's primary institutional lender shall have accelerated any indebtedness of the Borrower to such lender;

         (f) The Borrower shall cease doing business as a going concern;

         (g) The Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, liquidator or similar official for itself or all or a substantial part of its property; (ii) make a general assignment for the benefit of creditors; (iii) file a petition or answer seeking liquidation, reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization or insolvency laws; (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding;
(v) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding which shall continue unstayed and in effect for a period in excess of sixty (60) days; or (vi) have an order, judgment or decree entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, liquidator or similar official for the Borrower of all or a substantial part of its property, and such order, judgment or decree shall continue unstayed and in effect for a period in excess of sixty (60) days; or

         (h) This Agreement, any of the Notes or any other documents delivered to the Lender pursuant to this Agreement or in connection herewith shall, for any reason, cease to be in full force and effect, or shall be declared null or unenforceable in whole or in material part, or the validity or enforceability thereof shall be challenged or denied by any party thereto, other than a Franchisee/maker of the Franchisee Notes (provided, however, that an action initiated by the Borrower to enforce its rights hereunder shall not be deemed to be an Event of Default hereunder), or the Lender's lien and security interest in the Collateral shall for any reason cease to be valid, first priority, perfected lien or security interest, except as otherwise set forth in Subsection 1.8(b) hereof.

         7.2 Remedies Upon Default. (a) If an Event of Default shall occur and be continuing, the Lender at its option may, without notice (i) terminate the Credit Facility; (ii) declare all payments hereunder or under any or all of the Notes and any other liabilities of the Borrower to the Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in any other document to the contrary notwithstanding; (iii) reduce any claim to judgment;
(iv) set off and apply against the Obligations of the Borrower any and all funds at any time credited or held by the Lender or any affiliate of the Lender or owing from the Lender or any of its affiliates to the Borrower, whether or not said Obligations are then due; and (v) pursue and enforce any of the Lender's rights and remedies under this Agreement and any of the other documents delivered to the Lender pursuant to this Agreement or otherwise provided under or pursuant to any applicable law or any other agreement.

         (b) Notwithstanding the provisions of clause (ii) of Subsection 7.2(a) above, in the event of the occurrence of an Event of Default pursuant to the provisions of Subsection 7.1(a) hereof, the Lender shall not have the right to exercise the remedy set forth in said clause (ii), provided that one or more Franchisee/makers of the Franchisee Notes shall, within the thirty (30) day period following the occurrence of such Event of Default, pay to the Lender (as assignee of a portion of the Borrower's continuing royalty fees) continuing royalty fees equal to the then Deficiency Amount.

         (c) In addition to all other rights and remedies provided for herein, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law. Without limiting the generality of the foregoing, following an Event of Default the Lender may (i) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit of for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) day's prior written notice to the Borrower of the proposed action shall constitute fair and reasonable notice thereof. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Lender may apply the Collateral to payment of the Obligations in such order and manner as the Lender may elect in its sole discretion, consistent with applicable law. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Obligations in full. The Borrower waives any rights of marshaling in respect of the Collateral. In the event the Lender seeks to take possession of any or all of the Collateral by judicial process, the Borrower hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession and waives any demand for possession prior to the commencement of any such suit or action.

         7.3 Power of Attorney. The Borrower hereby irrevocably constitutes and appoint the Lender and any officer or agent thereof, with full power of substitution, as the Borrower' true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, to take, after the occurrence and during the continuance of an Event of Default from time to time thereafter, any and all actions and to execute any and all instruments and documents which the Lender at any time and from time to time deems necessary or advisable to accomplish the purposes of this Agreement.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. The Lender shall be under no duty to exercise or withhold the exercise of any rights, powers, privileges and options expressly or implicitly granted to the Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Lender nor any person designated by the Lender shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on the Lender solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Lender shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any lien given to secure the Collateral.

         7.4 Performance by the Lender. If the Borrower fails to perform any agreement contained herein, the Lender may, but shall have no obligation to, perform, or cause performance of, such agreement or obligation, and the reasonable, out-of-pocket expenses of the Lender incurred in connection therewith shall be payable by the Borrower under Section 8.4, and shall be fully secured hereby.

                              VIII. Miscellaneous

         8.1 Indemnification. The Borrower shall indemnify the Lender and its officers, directors, employees, attorneys and agents from, and shall hold each of them harmless against, any and all losses, liabilities, claims, damages, costs and expenses (including the reasonable fees and expenses of its legal counsel) to which any of them may become subject which directly or indirectly arise from or relate to this Agreement or any of the transactions contemplated hereby or the enforcement by the Lender of its rights hereunder or from any third-party investigation, litigation or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding, relating to any of the foregoing, excluding, however, any losses, liabilities, claims, damages, costs and expenses which arise from the gross negligence or willful misconduct of the Lender or its officers, directors, employees, attorneys and/or agents. The obligations of the Borrower under this Section shall survive the repayment of all Obligations and the termination hereof.

         8.2 Survival. All agreements, representations and warranties contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of the Agreement, and any investigation at any time made by any such party, and the delivery of any documents pursuant to this Agreement and any sale or assignment or other disposition by the Lender of this Agreement, the Notes or any other documents delivered to the Lender pursuant to this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Borrower hereunder.

         8.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other documents executed in connection herewith are cumulative and not exclusive of any other rights or remedies provided by law.

         8.4 Expenses of the Lender. The Borrower shall reimburse the Lender for all of its out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred (i) in connection with the negotiation and preparation of this Agreement (not to exceed the aggregate sum of fifteen thousand dollars ($15,000.00)); (ii) the cost of filing and/or recording the documents required to be so filed or recorded in connection with the consummation of the transactions set forth herein; and (iii) the enforcement or preservation of the Lender's rights under this Agreement. All such expenses shall be paid promptly upon written request by the Lender (accompanied by reasonable substantiation and/or documentation thereof), and shall be fully secured hereby.

         8.5 Notices. All notices and other communications provided for in this Agreement shall be given in writing and mailed by certified mail, return receipt requested, or personally delivered (including deliveries by express, overnight courier service) to the intended recipient at the address of such party set forth on the signature page of this Agreement, to the attention of such party's Chief Executive Officer and, in the case of the Borrower, with a copy to the attention of its General Counsel. Any such notice or other communication shall be deemed to have been given on the day it is personally delivered as aforesaid or three (3) days after mailing. Any party may change its address for the purposes of this Agreement by giving notice of such change to the other party pursuant to this Section.

         8.6 Relationship of the Parties. The relationship between the Borrower and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower, and nothing in this Agreement shall be construed as to deem the relationship between the Borrower and the Lender to be other than that of debtor and creditor.

         8.7 Severablitity. If any provision of this Agreement or any of the instruments or documents executed and delivered by either party pursuant this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or unenforceable.

         8.8 Entire Agreement; Amendments. This Agreement and the other instruments and documents executed and delivered by the parties pursuant to this Agreement embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, and such documents may be amended only by an instrument, executed in writing by an authorized officer of the party against whom such amendment is sought to be enforced. All exhibits referred to in, and attached to, this Agreement are incorporated herein by reference and shall for all purposes be a part of this Agreement.

         8.9 Construction. The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and all the other documents and instruments executed in connection herewith with its legal counsel and that this Agreement and all other documents and instruments executed in connection herewith shall be construed as if jointly drafted by the Borrower and the Lender.

         8.10 Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. The Borrower may not, without the prior written consent of the Lender, assign any rights, powers, duties or obligations hereunder; the Lender may, at any time, assign any or all of its rights under this Agreement or under any of the Notes.

         8.11 APPLICABLE LAW. THIS AGREEMENT IS BEING DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF NEVADA, AND THE
SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY,

CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL TRANSACTIONS CONTEMPLATED HEREBY.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.


                                            STERLING VISION, INC.
                                            1500 Hempstead Turnpike
                                            East Meadow, New York  11554


                                            By:_______________________________
                                            Title ____________________________


                                            STI CREDIT CORPORATION
                                            1475 Terminal Way #C-2
                                            Reno, Nevada  89502


                                            By:_______________________________
                                            Title:____________________________

                                   SCHEDULE 1

                              FRANCHISEE DOCUMENTS


1.       Form UCC-1 Financing Statement

2.       Security Agreement

3. Personal Guaranty(ies) - for Corporate Franchisees (except in certain instances)

4.       Debit Authorization (in certain instances only)

                                  SCHEDULE 1 A


                                 INITIAL NOTES

                                  SCHEDULE 1 B


                                  EXCESS NOTES

                                   EXHIBIT A


                                PROMISSORY NOTE


$__________                       Reno, Nevada                   ________, 199_

         FOR VALUE RECEIVED, Sterling Vision, Inc., a New York corporation (the "Maker"), promises to pay to the order of STI Credit Corporation, a Nevada corporation (the "Payee"), at its office in Reno, Nevada, or such other place as the holder of this Promissory Note may, from time to time, designate in writing, in lawful money of the United States of America, the principal sum of ___________________ dollars ($__________), together with interest on the principal balance from time to time outstanding hereunder, computed at the rate of _________ percent (___%) per annum.

Principal and interest shall be payable hereunder as follows:

                  (i) Sixty (60) monthly installments of
         ________________________ dollars and ________ cents ($_________) each, commencing on __________,199_, with like successive installments on the same day of each month thereafter through and including __________, 200_; and

                  (ii) A final payment equal to the entire remaining unpaid principal balance, together with all accrued and unpaid interest thereon, on __________, 200__.

                  This Promissory Note is secured by certain collateral as more specifically described and referred to in that certain Loan Agreement, dated June 30, 1997, between the Maker and Payee (the "Loan Agreement"). Reference is also made to the Loan Agreement for a statement of certain rights of the Payee following an Event of Default (as that term is defined in the Loan Agreement) thereunder.

         The Maker shall be obligated to pay a ten percent (10%) late charge on all payments which are not paid within ten (10) days after the Maker's receipt of written notice of such non-payment.

         This Promissory Note may be prepaid, in whole or in part, at any time, without penalty or premium, provided that the Maker shall pay to the Payee contemporaneously with any such prepayment all accrued and unpaid interest on the principal amount prepaid.

         Payments due under this Promissory Note shall be made free and clear without withholding, setoff, deduction or counterclaim of any kind whatsoever.

         If this obligation, after the occurrence and during the continuance of an Event of Default (as that term is defined in the Loan Agreement), is placed in the hands of an attorney for collection, the Maker and all other persons now or hereafter liable hereon will be obligated to pay the holder hereof all reasonable attorneys' fees incurred by the holder in connection therewith.

         Except as otherwise set forth in the Loan Agreement, the Maker and all parties who at any time may be liable hereon in any capacity, jointly and severally waive presentment, demand for payment, protest and notice of dishonor of this Promissory Note.

         Notwithstanding anything to the contrary contained herein, no provision of this Promissory Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any excess interest in such respect is provided for, or shall be adjudicated to be so provided, in this Promissory Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal indebtedness evidenced by this Promissory Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable exceeds the maximum rate, the Maker and Payee shall, to the extent permitted by applicable law: (i) characterize any non- principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Promissory Note so that the interest for the entire term does not exceed the maximum rate.

         THIS PROMISSORY NOTE HAS BEEN DELIVERED TO THE PAYEE IN THE STATE OF NEVADA AND SHALL BE GOVERNED BY AND CONSTRUED UNDER
THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA.

         IN WITNESS WHEREOF, the Maker have caused this Promissory Note to be duly executed and delivered on and as of this ___ day of _______, 199__.

                                             STERLING VISION, INC.
                                             1500 Hempstead Turnpike
                                             East Meadow, New York  11554


                                             By:______________________________
                                             Title:___________________________

                                   EXHIBIT C

                NAMES USED BY THE BORROWER AND ITS SUBSIDIARIES


Sterling Vision
Sterling Optical
IPCO Optical
Singer Specs
Site for Sore Eyes
Sterling Vision Care
Benson Optical
Southern Optical
Monfried Optical
Duling Optical
Kindy Optical